Exhibit 99.1

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-357-6759

For Immediate Release

Monolithic Power Systems Announces Fourth Quarter and Fiscal 2005 Revenue

LOS GATOS, Calif., March 13, 2006 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWRE), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, announced today that its revenue for the fourth quarter of 2005 was $32.5 million, a 120% increase over revenue of $14.8 million in the fourth quarter of 2004, and that its fiscal 2005 revenue was $99.1 million, a 108% increase over revenue of $47.6 million in 2004. The Company also stated that it expects its revenue for the first fiscal quarter of 2006 to be in the range of $24 million to $25 million, an approximate increase of 68% over the same quarter of 2005.

As previously announced, the Company will hold a conference call today at 6 p.m. EST. The dial-in number is 719-457-2733, code number 4971714. This call will be webcast live for all investors and archived for one year on the MPS website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. In addition, a phone replay of the call will be available for seven days at 888-203-1112, code number 4971714.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The Company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, LED drivers, DC to DC converters, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in Los Gatos, California, the company has expanded its global presence with offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding the Company’s expectations concerning its revenue for the fourth quarter of 2005, fiscal 2005 and first quarter of 2006. These statements are not historical facts or guarantees of future performance or events, and are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to any related conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, adjustments that occur as the Company and its auditors complete the audit of the Company’s results of operations for fiscal 2005; incorrect forecasting of product demand and shipments for the quarter; acceptance of, or demand for, the Company’s products being lower than expected; the uncertain impact of the Company’s ongoing litigation on customer demand, including the possibility of additional lost business; the seasonality of the Company’s business; especially in the first quarter of the year; the ability of our distributors to accurately forecast their customers’ needs and manage their level of inventory to correspond with the actual demand of their customers; risks associated with the continued development, structuring and expansion of the Company’s business and distribution partner capabilities; and other important risk factors identified in the Company’s SEC filings including, but not limited to, the Company’s 2004 Annual Report on Form 10-K/A and Quarterly Reports on the form 10-Q/A for the first and second quarters of 2005 filed on March 9, 2006 and the Company’s most recent Quarterly Report for the third quarter of 2005 filed on March 10, 2006.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries.